    As filed with the Securities and Exchange Commission on November 22, 2005

                                                     Registration No. 333-127787
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-4

                         POST EFFECTIVE AMENDMENT NO. 1

                                       TO

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                 ---------------

                              GLACIER BANCORP, INC.
             (Exact name of registrant as specified in its charter)



              MONTANA                               6022                     81-0579541
  (State or other jurisdiction of       (Primary standard industrial      (I.R.S. employer
   incorporation or organization)        classification code number)     identification no.)


            49 COMMONS LOOP, KALISPELL, MONTANA 59901 (406) 756-4200
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                               MICHAEL J. BLODNICK
                      President and Chief Executive Officer
                                 49 Commons Loop
                            Kalispell, Montana 59901
                                 (406) 756-4200
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   -----------

                          Copies of communications to:

                            KIMBERLY F. STEPHAN, ESQ.
                               Graham & Dunn P.C.
                      Pier 70, 2801 Alaskan Way, Suite 300
                            Seattle, Washington 98121

                     DEREGISTRATION OF UNISSUED SECURITIES

     The Registration Statement of Glacier Bancorp, Inc. ("Glacier") on Form S-4 declared effective on September 15, 2005, Commission File No. 333-127787 (the "Registration Statement"), provided for the issuance of up to 734,580 shares of Glacier's common stock.

     These securities were registered for issuance in accordance with the Plan and Agreement of Merger to acquire Thompson Falls Holding Company dated July 14, 2005, (the "Agreement") described in the Registration Statement. Pursuant to the Agreement, 734,576 shares of Glacier's common stock were exchanged, leaving four shares registered but unissued. No further securities are to be exchanged pursuant to the Agreement. Accordingly, Glacier hereby deregisters four shares not exchanged pursuant to the Agreement.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalispell, State of Montana, on November 21, 2005.



                                         GLACIER BANCORP, INC.
                                              (Issuer)




                                         By: /s/ Michael J. Blodnick
                                             -----------------------------------
                                             Michael J. Blodnick
                                             President and Chief Executive
                                             Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on this 21 day of November 2005.


               SIGNATURE                                 TITLE
               ---------                                 -----


PRINCIPAL EXECUTIVE OFFICER


     /s/ Michael J. Blodnick                     President and Chief
----------------------------------               Executive Officer, Director
Michael J. Blodnick



PRINCIPAL FINANCIAL OFFICER


    /s/ James H. Strosahl                        Executive Vice President and
----------------------------------               Chief Financial Officer
James H. Strosahl                                (Principal Accounting Officer)



*  A Majority of the Board of Directors


John S. MacMillan
William L. Bouchee
James M. English
Allen J. Fetscher
Fred J. Flanders
Jon W. Hippler
L. Peter Larson
Everit A Sliter



*By:  /s/ Michael J. Blodnick
    --------------------------------------
    Michael J. Blodnick
    (Attorney-in-Fact and Designated
    Agent for Service)